Exhibit 8.1

January 28, 2005	32367.00019

FairPoint Communications, Inc.

521 East Morehead Street

Suite 250

Charlotte, NC  28202

Ladies and Gentlemen:

We have acted as special tax counsel to FairPoint Communications, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (File No. 333-113937) of the Company (as amended through the date hereof, the “Registration Statement”) relating to the proposed offer and sale of up to an aggregate of 28,750,000 shares of the Company’s common stock, par value $.01 per share, by the Company and certain stockholders of the Company (the “Selling Stockholders”), and any additional shares that may be registered in accordance with Rule 462(b) under the Securities Act, pursuant to an underwriting agreement to be entered into among the Company, the Selling Stockholders and the several underwriters named therein.

In connection with this opinion, we have examined originals or copies of such documents, resolutions, certificates and instruments of the Company as we have deemed necessary to form a basis for the opinions hereinafter expressed.  In addition, we have reviewed certificates of public officials, statutes, records and such other instruments and documents and have made such investigations of law as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us, (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and (iii) the authenticity of the originals of such latter documents. With regard to certain factual matters, we have relied, without independent investigation or verification, upon, and assumed the accuracy and completeness of, statements and representations of representatives of the Company.  We have also relied upon certain factual representations of, and determinations by the Company, and financial analyses prepared by the Company.

Our opinion set forth below is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial precedents, all as of the date hereof.  The foregoing authorities may be repealed, revoked, overruled or modified, and any such change may apply retroactively.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, the statements set forth in the Registration Statement under the caption “Certain United States Federal Tax Considerations,” insofar as they related to matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to those certain material United States federal income tax consequences identified therein as in counsel’s opinion, as of the date hereof.

We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein.  Our opinion is not binding on the Internal Revenue Service or the courts, any of which could take a contrary position.

We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal income tax law of the United States.

We consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm under the captions “Certain United States Federal Tax Considerations” and “Legal Matters” in the Prospectus which is a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.  This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP